Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the consolidated financial statements of Equillium, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP
San Diego, California September 9, 2025